Exhibit 1.1

ESHALLGO INC.

UNDERWRITING AGREEMENT

[●], 2024

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor

New York, NY 10022

Kingswood Capital Partners, LLC

Tower 56, 126 East 56th Street, Suite 22S

New York, NY 10022

Ladies and Gentlemen:

The undersigned, Eshallgo Inc., a Cayman Islands exempted company (the “Company”), hereby confirms its agreement (this “Agreement”) with US Tiger Securities, Inc. and Kingswood Capital Partners, LLC (collectively the “Underwriters” and each an “Underwriter”) to issue and sell to the Underwriters an aggregate of [●] Class A Ordinary Shares, par value $0.0001, of the Company (“Shares”). The offering and sale of securities contemplated by this Agreement is referred to herein as the “Offering.”

1. Firm Shares.

(a) Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of [●] Shares (the “Firm Shares”) at a purchase price (net of underwriting discounts) of $[●] per Share. The Underwriters agrees to purchase from the Company the Firm Shares set forth opposite its name on Schedule A attached hereto and made a part hereof.

(b) Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the [●] Business Day following the effective date of the Registration Statement (“Effective Date”) or at such time as shall be agreed upon by the Underwriters and the Company, at the offices of VCL Law LLP (the “Underwriters’ Counsel”) or at such other place as shall be agreed upon by the Underwriters and the Company. The hour and date of delivery of and payment for the Firm Shares is called the “Closing Date.” The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Shares is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to the Underwriters of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Shares (or if uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two (2) Business Days prior to the Closing Date. If certificated, the Company will permit the Underwriters to examine and package the Firm Shares for delivery at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares.

(c) Option Shares. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to an additional [●] Shares (the “Option Shares”), representing fifteen percent (15%) of the Firm Shares sold in the offering, in each case only for the purpose of covering over-allotments of such securities, if any.

(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 1(c) hereof may be exercised in whole or in part at any time within 45 days after the Effective Date. The purchase price to be paid per Option Share shall be equal to the price per Firm Share in Section 1(a). The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised upon written notice given at least two full business days prior to the exercise to the Company from the Underwriter setting forth the aggregate number of Option Shares to be purchased by such Underwriter and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which Closing Date shall not be later than five (5) full Business Days after the date of such written notice to purchase Option Shares is given or such other time as shall be agreed upon by the Company and the Underwriters, at the offices of Underwriters’ Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the written notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriter the number of Option Shares specified in such notice and (ii) the Underwriter shall purchase from the Company that portion of the total number of Option Shares then being purchased with the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustment as the Underwriter, in its sole discretion, shall determine.

(e) Delivery of and Payment for Option Shares. Payment for the Option Shares shall be made on the Option Closing Date by wire transfer in federal (same day) funds, upon delivery to the Underwriter of the Option Shares through the facilities of DTC for the account of the Underwriter; provided that at the discretion of the Underwriters the underwriting discount and/or the non-accountable expense allowance (as set forth hereunder) maybe be applied to offset the payment for any partial or full exercise of the Over-allotment Option. The Option Shares shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Underwriter for the applicable Option Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Option Shares.

The Firm Shares and Option Shares are sometimes hereinafter referred to collectively as the “Securities.”

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

(a) Filing of Registration Statement.

(i) Pursuant to the Act.

(A) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-271478), including any related prospectus or prospectuses, for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company and conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.

(B) The final prospectus in the form first furnished to the Underwriters for use in the Offering, is hereinafter called the “Prospectus.”

(C) The Registration Statement has been declared effective by the Commission on or prior to the date hereof. “Applicable Time” means 4:00 p.m. EDT, on [●], 2024, or such other time as agreed to by the Company and the Underwriters.

(ii) Registration under the Exchange Act. The Securities are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration except as described in the Registration Statement and Prospectus.

(iii) Listing on Nasdaq. The Shares will be approved for listing on the Nasdaq Capital Market (“Nasdaq”) by the Closing Date, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Securities on Nasdaq nor has the Company received any notification that Nasdaq is contemplating revoking or withdrawing approval for listing of the Securities.

(b) No Stop Orders, etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any preliminary prospectus (“Preliminary Prospectus”), the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(c) Disclosures in Registration Statement.

(i) 10b-5 Representation.

(A) The Registration Statement and the Prospectus and any post-effective amendments thereto will in all material respects comply with the requirements of the Act and the Regulations.

(B) The Registration Statement, when it became effective, and any amendment or supplement thereto, did not contain and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus when filed with the Commission does not contain and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2(c)(i)(2) does not apply to statements made or statements omitted in reliance upon and in conformity with written information with respect to the Underwriters furnished to the Company by the Underwriters expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any of the Underwriters consists solely of the names of the Underwriters (the “Underwriters’ Information”).

(C) The road show presentation and materials, when taken together as a whole with the Prospectus (collectively, the “Disclosure Materials”), do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Materials based upon and in conformity with the Underwriters’ Information.

(ii) Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

(d) Changes After Dates in Registration Statement.

(i) No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as otherwise specifically stated therein: (A) to the knowledge of the Company, there has been no events that have occurred that would have a Material Adverse Effect (as defined below) on the condition, financial or otherwise, or business prospects of the Company; and (B) there have been no material transactions entered into by the Company not in the ordinary course of business, other than as contemplated pursuant to this Agreement.

(ii) Recent Securities Transactions, etc. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not, other than with respect to options to purchase Ordinary Shares at an exercise price equal to the then fair market price of the Ordinary Shares, as determined by the Company’s board of directors, granted to employees, consultants or service providers: (A) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (B) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(e) Independent Accountants. To the best of the Company’s knowledge, Friedman LLP (now known as Marcum Asia CPAs LLP), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations.

(f) Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, (i) neither the Company nor any of its Controlled Entities (as defined below), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its Controlled Entities or any grants under any stock compensation plan and, (iii) there has not been any material adverse change in the Company’s long-term or short-term debt.

(g) Authorized Capital; Options, etc. The Company has the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted capitalization set forth therein. Except as set forth in, or contemplated by, this Agreement, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued share capital of the Company or any security convertible into share capital of the Company, or any contracts or commitments to issue or sell shares or any such options, warrants, rights or convertible securities.

(h) Valid Issuance of Securities, etc.

(i) Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(ii) Securities Sold Pursuant to this Agreement. The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the foregoing Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(iii) Issuance of Securities. Upon issuance of Securities, and subject to full payment thereof by the Underwriters in accordance with the terms thereof, such Securities will be duly and validly issued, and the persons in whose names the Securities are registered will be entitled to the rights specified in the Securities, and upon the sale and delivery of these Securities, and payment therefor, pursuant to this Agreement, the purchasers will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(i) Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(j) Validity and Binding Effect of This Agreement. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(k) No Conflicts The execution, delivery, and performance by the Company of this Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s amended and restated memorandum and articles of association (as the same may be amended from time to time, the “Charter”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof, except such violation or breach that would not reasonably be expected to have a material adverse effect on the assets, business, conditions, financial position or results of operations of the Company (a “Material Adverse Effect”).

(l) No Defaults; Violations. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Controlled Entities, taken as a whole, and that are not otherwise disclosed in the Disclosure Materials. The Company is not in violation of any term or provision of its Charter, or in violation in any respect of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Controlled Entities, taken as a whole, and that are not otherwise disclosed in the Disclosure Materials.

(m) Corporate Power; Licenses; Consents.

(i) Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus except, any non-compliance, in each case, would not reasonably be expected to have a Material Adverse Effect.

(ii) Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation by the Company of the transactions and agreements contemplated by this Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(n) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers named in the section “Management” in the Prospectus immediately prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Annex IV provided to the Underwriter is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

(o) Litigation; Governmental Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director that has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the Securities on Nasdaq.

(p) Good Standing. The Company has been duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect.

(q) Transactions Affecting Disclosure to FINRA.

(i) Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii) Payments Within Twelve (12) Months. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (A) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) to any FINRA member; or (C) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than the prior payment of US$91,000 to the Underwriters, as provided hereunder in connection with the Offering.

(iii) FINRA Affiliation. To the best of the Company’s knowledge, and except as may have been previously disclosed in writing to the Underwriters, no Insider or any beneficial owner of 10% or more of the Company’s outstanding Ordinary Shares has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

(r) Foreign Corrupt Practices Act. Neither the Company nor, to the best of the Company’s knowledge, any of the Insiders or employees of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

(s) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Underwriters’ Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(t) Lock-Up Period.

(i) Each Insider and in addition each beneficial owner of the Company holding at least five percent of the outstanding Ordinary Shares (or securities convertible into Ordinary Shares) (together with the Insiders, the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Annex IV that for a period ending one hundred and eighty (180) days from the date of commencement of sales of this offering (the “Lock-Up Period”), such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Securities or capital stock of the Company, including Ordinary Shares, or any securities convertible into or exercisable or exchangeable for such Securities or capital stock, without the consent of the Underwriters, with certain exceptions. The Underwriters may consent to an early release from the applicable Lock-Up period if, in its opinion, the market for the Securities would not be adversely impacted by sales and in cases of financial emergency of an Insider or other stockholder.

(ii) The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Underwriters, it will not, for a period ending ninety (90) days after the from the date of commencement of sales of this offering, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (B) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (C) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (A), (B) or (C) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 2(t)(ii) shall not apply to (D) the Securities to be sold hereunder, (E) the issuance by the Company of Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of, provided that the Underwriters have been advised in writing of such issuance prior to the date hereof, (F) the issuance by the Company of option to purchase or shares of Securities, capital stock or restricted stock of the Company under any stock compensation plan of the Company outstanding on the date hereof, or (iv) any registration statement on Form S-8. For purposes of subclause (E) in this paragraph, the Underwriters acknowledge that disclosure in the Registration Statement filed prior to the date hereof of any outstanding option or warrant shall be deemed to constitute prior written notice to the Underwriters.

(u) Controlled Entities. Exhibit 21.1 of the Registration Statement lists all the subsidiaries of the Company and the consolidated variable interest entities and their subsidiaries (each a “Controlled Entity” and together “Controlled Entities”) and sets forth the ownership of all of the Controlled Entities. The Controlled Entities are duly organized and in good standing under the laws of the place of organization or incorporation, and each such Controlled Entity is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. The Company’s ownership and control of each Controlled Entity and each Controlled Entity’s ownership and control of other Controlled Entity, is as described in the Registration Statement, the Disclosure Materials and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or entity other than the Controlled Entities described in the Registration Statement, the Disclosure Materials and the Prospectus. Each of the Company and its Controlled Entities has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Materials and the Prospectus, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification.

(v) Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

(w) Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Board of Directors and Board Committees.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. At least one member of the Board of Directors of the Company qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of Nasdaq.

(x) Sarbanes-Oxley Compliance. Except as described in the Registration Statement, the Disclosure Materials, and the Prospectus, the Company has taken all necessary actions to ensure that, on the Effective Date, will be in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

(y) No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z) No Material Labor Disputes. No labor dispute with the employees of the Company or any of its Controlled Entities exists or, to the best of the Company’s knowledge, is imminent, which would result in a Material Adverse Effect.

(aa) Intellectual Property. Except as described in the Registration Statement and the Prospectus, the Company and each of its Controlled Entities owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Controlled Entities as currently carried on and as described in the Registration Statement and the Prospectus, except for such Intellectual Property, the failure of which to own or possess, as the case may be, would not reasonably be expected to result in a Material Adverse Effect. To the best of the Company’s knowledge, no action or use by the Company or any of its Controlled Entities will involve or give rise to any infringement of, or material license or similar fees for, any Intellectual Property of others, that would reasonably be expected to have a Material Adverse Effect on the Company and the Controlled Entities, taken as a whole, except as disclosed in the Registration Statement. Neither the Company nor any of its Controlled Entities has received any notice alleging any such infringement or fee, except such infringement or fee that would not reasonably be expected to have a Material Adverse Effect on the Company or the Controlled Entities, taken as a whole.

(bb) Taxes. Each of the Company and its Controlled Entities has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Controlled Entities has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all material taxes imposed on or assessed against the Company or such subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters and to the knowledge of the Company, (i) no material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Controlled Entities, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Controlled Entities. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed with relevant taxing authorities in respect to taxes.

(cc) Data. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent to the use of such data from such sources to the extent necessary.

(dd) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of Nasdaq and the Board of Directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of Nasdaq. Except as described in the Registration Statement and the Prospectus, neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(ee) Neither the Company nor the Controlled Entities has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Underwriters pursuant to the Registration Statement. Except as disclosed in the Registration Statement, neither the Company nor the Controlled Entities has sold or issued any Ordinary Shares or any securities convertible into, exercisable or exchangeable for Ordinary Shares, or other equity securities, or any rights to acquire any Ordinary Shares or other equity securities of the Company, during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement.

(ff) PRC Representation and Warranties.

(i) Definition. For the purposes of this Agreement, “CAC” means the Cyberspace Administration of China; “CSRC” means the China Securities Regulatory Commission; “CSRC Archive Rules” means the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (关于加强境内企业境外发行证券和上市相关保密和档案管理工作的规定) issued by the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection of the PRC, and National Archives Administration of the PRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time; “CSRC Filing Rules” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time; “CSRC Filing Report” means the filing report of the Company in relation to the offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC on April 28, 2023 pursuant to Article 13 of the CSRC Filing Rules; “CSRC Filings” means any letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering pursuant to the CSRC Filing Rules and other applicable rules and requirements of the CSRC (including, without limitation, the CSRC Filing Report); “CSRC Rules” means the CSRC Filing Rules and the CSRC Archive Rules; “Revised Cybersecurity Review Measures” means the Cybersecurity Review Measures, effective from February 15, 2022, promulgated by the CAC, together with certain other PRC governmental authorities (《网络安全审查办法》).

(ii) Organization.

(A) Shanghai Eshallgo Enterprise Development (Group) Co., Ltd. (“Eshallgo WFOE”) and its subsidiaries listed in the Prospectus have been duly organized and are validly existing as companies under the laws of the PRC, and their business licenses are in full force and effect; Eshallgo WFOE has been duly qualified as a foreign invested enterprise with the following approvals and certificates: (1) Certificate of Filing and (2) Business License. 100% of the equity interests of Eshallgo WFOE and its subsidiaries are owned by the Company as described in the Prospectus, and such equity interests are free and clear of all liens, encumbrances, equities or claims; the bylaws, the business licenses and other constituent documents of Eshallgo WFOE and its subsidiaries listed in the Prospectus comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; Eshallgo WFOE and its subsidiaries listed in the Prospectus have full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over Eshallgo WFOE and its subsidiaries or any of their properties required for the ownership or lease of property by them and the conduct of their business in accordance with their registered business scopes except for such that would not reasonably be expected to have a Material Adverse Effect and have the legal right and authority to own, use, lease and operate its assets and to conduct their business in the manner presently conducted and as described in the Prospectus; and the registered capital of Eshallgo WFOE and its subsidiaries have not been fully paid, which does not violate the articles of association and applicable PRC Laws.

(B) Junzhang Digital Technology (Shanghai) Co., Ltd. and Junzhang Digital Technology (Beijing) Co., Ltd. (“Eshallgo VIEs”) and their subsidiaries have been duly organized and are validly existing as limited liability companies under the laws of the PRC; 100% of the equity interests of Eshallgo VIEs are indirectly controlled by the Company through contractual arrangements as described in the Prospectus (the “VIE Agreements”), and such equity interests are free and clear of all liens, encumbrances, equities or claims except for the pledge of the equity interests under the VIE Agreements and except to the extent that such liens, encumbrances, equities or claims would not have a Material Adverse Effect; the articles of association, the business license and other constituent documents of Eshallgo VIEs and their subsidiaries comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; except as disclosed in the Registration Statement, Eshallgo VIEs and their subsidiaries have full power and authority (corporate and other) and have all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over Eshallgo VIEs and their subsidiaries required for the lease of property by it and the conduct of its business, except for such that would not reasonably be expected to have a Material Adverse Effect, and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus; the registered capital of has been fully paid by its shareholders.

(C) Controlled Entities listed in the Prospectus have legal and valid title to all of their properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions; each lease agreement to which they are a party is duly executed and legally binding; their leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the best of the Company’s knowledge, such agreements are valid, binding and enforceable in accordance with their respective terms under PRC law, except where the invalidity of such lease agreements would not reasonably be expected to have a Material Adverse Effect on the Company or the Controlled Entities, taken as a whole; and, Controlled Entities do not own, operate, manage or have any other right or interest in any other material real property of any kind, which would reasonably result in a Material Adverse Effect to the Company and the Controlled Entities, taken as a whole, except as described in the Prospectus.

(iii) PRC Taxes. Except as disclosed in the Registration Statement, the Disclosure Materials and Prospectus, including the risk factor set forth in “Risk Factors— If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders,” no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in China, Hong Kong, or the Cayman Islands to any Chinese, Hong Kong, or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Securities to or for the account of the purchasers, and (B) the purchase from the Company and the sale and delivery of the Securities to purchasers thereof.

(iv) Compliance with SAFE Regulations. The Company has taken all reasonable steps to cause all of the Company’s shareholders and option holders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (SAFE) relating to such shareholders’ and option holders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder or option holder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(v) M&A. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (CSRC) and SAFE on August 8, 2006 and amended on June 22, 2009 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriters:

(A) Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the issuance and sale of the Securities, the listing and trading of the Securities on Nasdaq and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof or on the Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006, as amended (collectively, the “M&A Rules and Related Clarifications”).

(B) Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Securities, the listing and trading of the Securities on Nasdaq, or the consummation of the transactions contemplated by this Agreement.

(vi) Overseas Securities Offering and Listing Rules.

(A) Except as disclosed in the Registration Statement, the Disclosure Materials, the Prospectus, each of the Company and of its Controlled Entities has complied with all requirements and timely submitted all requisite filings in connection with the offering of the Securities (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable Laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings. Each of the CSRC Filings made by the Company or by directors and officers of the Company on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules.

(B) Each of the CSRC Filings as of the time when it was made was complete, true and accurate and not misleading in any respect, and did not omit any information which would make the statements made therein, misleading in any respect;

(C) (1) The Company and its Controlled Entities have complied and are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of its information technology systems and data, confidentiality and archive administration (including all personal, personally identifiable, sensitive, confidential or regulated data, or any such data that may constitute trade secrets and working secrets of any governmental authority or any other data that would otherwise be detrimental to national security or public interest pursuant to the applicable laws used in connection with their businesses and/or the offering of the Shares) (“Data Protection Laws”, and such data, “Data”) and to the protection of such IT systems and Data from loss and against unauthorized use, access, misappropriation, modification, disclosure or other misuse; (2) neither the Company nor any of its Controlled Entities is subject to any sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the CAC, the CSRC, or any other relevant governmental authority; (3) neither the Company nor any of its Controlled Entities has received any investigation, inquiry, notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration governmental authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (4) neither the Company nor any of its Controlled Entities has received any claim for compensation from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its Controlled Entities in respect of the rectification or erasure of data; (5) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration governmental authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of its Controlled Entities for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (6) neither the Company nor its Controlled Entities has received any communication, enquiry, notification of, warning or complaint regarding any Data Protection Laws (including, without limitation, the CSRC Archive Rules) or from the CAC; (7) neither the Company nor its Controlled Entities is aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Protection Laws; (8) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant governmental authority on the Company or any of its Controlled Entities or any of their respective directors, officers and employees; (9) the Company and its Controlled Entities have adequate and effective internal control measures and internal systems consistent with applicable regulatory standards and customary industry practices (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT systems and Data used, gathered or accessed in connection with their businesses and/or the offering of the Shares, and there have been no breaches, violations, outages, leakages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; (10) neither the Company nor any of its Controlled Entities is, or is expected to be classified as a “critical information infrastructure operator” under the Revised Cybersecurity Review Measure; (11) neither the Company nor any of its Controlled Entities has received any objection to the offering of the Shares or the transactions contemplated under this Agreement from the CSRC, the CAC or any governmental authority.

(D) The CSRC have concluded the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated.

(gg) Dividends and Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, no Controlled Entity of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Controlled Entity’s capital stock, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s property or assets to the Company or any other Controlled Entity of the Company.

(hh) Money Laundering. The operations of the Company and the Controlled Entities are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, or any of its Controlled Entities with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(ii) Office of Foreign Assets Control. None of the Company, the Controlled Entities, and, to the best of the Company’s knowledge, any director, officer, or employee of the Company and the Controlled Entities has conducted or entered into a contract to conduct any transaction with the governments or any of subdivision thereof, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); none of the Company or any of its Controlled Entities is currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), the United Nations Security Council, or the European Union or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria; and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) No Immunity. None of the Company, its Controlled Entities, or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, Hong Kong, and the PRC, New York or United States federal law; and, to the extent that the Company, its Controlled Entities, or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Controlled Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement under New York law as provided under this Agreement.

(kk) Free Transferability of Dividends or Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus all dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands, Hong Kong and PRC law and regulations be paid to the holders of Securities in United States dollars and may be converted into foreign currency that may be transferred out of the Cayman Islands, Hong Kong and the PRC in accordance with, and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC, will not be subject to income, withholding or other taxes under, the laws and regulations of the Cayman Islands, Hong Kong and the PRC, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

(ll) Not a PFIC. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus, the Company does not expect that it will be treated as a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year. The Company has no plan or intention to operate in such a manner that would reasonably be expected to result in the Company becoming a PFIC in future taxable years.

(mm) Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(nn) Choice of Law. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the choice of law provision set forth in this Agreement constitutes a legal and valid choice of law under the laws of the Cayman Islands, British Virgin Islands, Hong Kong and the PRC (except, in the case of the Cayman Islands, for those laws (A) which such court considers to be procedural in nature, (B) which are revenue or penal laws or (C) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands or the British Virgin Islands, as the case may be) and will be honored by courts in the Cayman Islands, Hong Kong and the PRC, subject to compliance with relevant civil procedural requirements (that do not involve a re-examination of the merits of the claim) in the Cayman Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 of this Agreement.

(oo) Recognition of Judgments. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (A) such courts had proper jurisdiction over the parties subject to such judgment; (B) such courts did not contravene the rules of natural justice of the Cayman Islands; (C) such judgment was not obtained by fraud; (D) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (F) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(pp) MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus included in the Disclosure Materials and the Prospectus accurately and fully describes in all material respects (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Materials and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

(qq) Scheme or Arrangement with Shareholders. Neither the Company nor any of its affiliate is a party to any scheme or arrangement through which shareholders or potential shareholders are being loaned, given or otherwise having money made available for the purchase of shares whether before, in or after the Offering. Neither the Company nor any of its affiliate is aware of any such scheme or arrangement, regardless of whether it is a party to a formal agreement.

(rr) Disclosure Controls and Procedures. Except as disclosed in the Registration Statement, Disclosure Materials and the Prospectus, the Company and its Controlled Entities have established and maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to comply and complies with the requirements of the Exchange Act and that have been designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company and its Controlled Entities have carried out evaluations of the effectiveness of their disclosure controls and procedures from time to time as required by Rule 13a-15(e) of the Exchange Act.

(ss) Cybersecurity; Data Protection. To the best knowledge of the Company after due inquiry, the Company’s and its Controlled Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its Controlled Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Controlled Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Controlled Entities are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any governmental entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure of any of the foregoing would not have a Material Adverse Change.

(tt) Merger or Consolidation. Neither the Company nor any of its Controlled Entities is a party to any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Disclosure Materials and the Prospectus and which is not so described.

(uu) Termination of Contracts. Neither the Company nor any of its Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any material contract or agreement referred to or described in the Registration Statement, the Disclosure Materials and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Controlled Entities or by any other party to any such contract or agreement.

3. Offering. Upon authorization of the release of the Securities by the Underwriters, the Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Covenants of the Company. The Company acknowledges, covenants and agrees with the Underwriters that:

(a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the reasonable opinion of Underwriters’ Counsel, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Act is no longer required to be provided) in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters and Underwriters’ Counsel for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object within 36 hours of delivery thereof to Underwriters’ Counsel. The term “General Disclosure Package” means, collectively, the Issuer Free Writing Prospectus (es) (as defined below) issued at or prior to the date hereof, the most recent preliminary prospectus related to this offering, and the information included on Schedule A hereto.

(c) After the date of this Agreement, the Company shall promptly advise the Underwriters in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any prospectus, the General Disclosure Package or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any prospectus, the General Disclosure Package, the Prospectus or any issuer free writing prospectus as defined in Rule 433 of the Regulations (the “Issuer Free Writing Prospectus”), or the initiation of any proceedings to remove, suspend or terminate from listing the Shares from any securities exchange upon which the Shares are listed for trading, or of the threatening of initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(d) (i) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Act, as now in effect and as may be hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If during such period any event or development occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or Underwriters’ Counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) to comply with the Act, the Company will promptly notify the Underwriters and will promptly amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii) If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances there existing, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company will deliver to the Underwriters and Underwriters’ Counsel a copy of the Registration Statement, as initially filed, and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and any Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. Prior to 10:00 A.M., Eastern Time, on the Business Day next succeeding the date of this Agreement, and from time to time thereafter, the Company will furnish to the Underwriters copies of the Prospectus in such quantities as the Underwriters may reasonably request.

(f) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Act.

(g) If the Company elects to rely on Rule 462(b) under the Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by the earlier of: (i) 10:00 P.M., Eastern time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2), and pay the applicable fees in accordance with Rule 111 of the Act.

(h) The Company will use its best efforts, in cooperation with the Underwriters, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation if it is otherwise not so subject.

(i) The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system) to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

(j) Except with respect to (i) securities of the Company which may be issued in connection with an acquisition of another entity (or the assets thereof), (ii) the issuance of securities of the Company intended to provide the Company with proceeds to acquire another entity (or the assets thereof), or (iii) the issuance of securities under the Company’s stock option plans with exercise or conversion prices at fair market value (as defined in such plans) in effect from time to time, during the three (3) months following the Closing Date, the Company or any successor to the Company shall not undertake any public or private offerings of any equity securities of the Company (including equity-linked securities) without the prior written consent of the Underwriters, which shall not be unreasonably withheld.

(k) Following the Closing Date, any of the entities and individuals listed on Schedule B hereto (the “Lock-Up Parties”), without the prior written consent of the Underwriters, shall not sell or otherwise dispose of any securities of the Company, whether publicly or in a private placement, during their respective lock-up period in the lock-up agreements that are in effect. The Company will deliver to the Underwriters the agreements of the Lock-Up Parties to the foregoing effect prior to the Closing Date, which agreements shall be substantially in the form attached hereto as Annex IV.

(l) The Company will not issue press releases or engage in any other publicity without the Underwriters’ prior written consent, for a period ending at 5:00 P.M., Eastern time, on the first Business Day following the forty-fifth (45th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law.

(m) The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Prospectus. Without the prior written consent of the Underwriters, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or stockholders or to pay any accrued salaries or bonuses to any employees or former employees.

(n) The Company will use its best efforts to effect and maintain the listing of the Shares on the Nasdaq for at least three (3) years after the Effective Date, unless such listing is terminated as a result of a transaction approved by the holders of a majority of the voting securities of the Company. The Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement and a current Prospectus relating thereto for as long as the Underwriters’ Warrants remain outstanding. During any period when the Company fails to have maintained an effective Registration Statement or a current Prospectus relating thereto and a holder of Underwriters’ Warrants desires to exercise such warrant and, in the opinion of counsel to the holder, Rule 144 is not available as an exemption from registration for the resale of the Warrant Shares, the Company shall promptly file a registration statement registering the resale of the Warrant Shares and use its reasonable best efforts to have it declared effective by the Commission within thirty (30) days.

(o) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Securities.

(p) The Company will not take, and will cause its Controlled Entities not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of any of the Securities.

(q) The Company shall cause to be prepared and delivered to the Underwriters, at its expense, within two (2) Business Days from the date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriters, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Act or the Exchange Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriters, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for online time).

(r) Ongoing Compliance.

(i) If during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus so as not to include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, the Company will immediately notify the Underwriters thereof and forthwith prepare and file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) to a purchaser, be misleading; or

(ii) if at any time prior to the Closing Date or any Additional Closing Date, as the case may be:

(A) any event or development shall occur or condition shall exist as a result of which it is necessary to amend or supplement the General Disclosure Package so as to not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the General Disclosure Package is delivered to a prospective purchaser, not misleading, the Company will immediately notify the Underwriters thereof and forthwith prepare and file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the General Disclosure Package is delivered to a prospective purchaser, be misleading; or

(B) if any event shall occur or condition shall exist as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, and such conflict or discrepancy is not updated and corrected in the Prospectus, the Company will immediately notify the Underwriters thereof and forthwith prepare and file with the Commission and furnish, at its own expense, to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the General Disclosure Package so that the General Disclosure Package as amended or supplemented will no longer conflict with the Registration Statement, or will comply with applicable law.

(iii) Following the consummation of the offering, the Company shall use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Shares, if any; and use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(iv) The Company shall comply with the PRC Overseas Investment and Listing Regulations, and shall use its best efforts to cause its securityholders that are Chinese residents or Chinese citizens, or that are directly or indirectly owned or controlled by Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(v) The Company shall continually comply with CSRC rules and regulations, including but not limited to reporting to the CSRC within fifteen (15) business days following the closing of the offering under this Agreement and shall promptly procure the Company’s directors, officers, employees, and to use its best efforts to procure its shareholders, external directors, agents, reporting accountants, legal counsels, and all relevant parties engaged by the Company in connection with the offering (including, without limitation, financial advisers, experts and other third parties) to cooperate fully with the Underwriters to facilitate the performance of their obligations and responsibilities under the CSRC Rules, and to use commercially best efforts to ensure that the Company and the “responsible persons thereof” (meaning the Company’s directors and officers) understand the potential liabilities which they may be subject to in the event that they fail to comply with the applicable rules and regulations.

(vi) Where there is any material information that shall be reported to the CSRC pursuant to the applicable laws and regulations (including, without limitation, the CSRC Rules), the Company shall promptly notify the CSRC or the relevant PRC governmental authority and provide it with such material information in accordance with the applicable laws and regulations, and the Company shall promptly notify the Underwriters of such material information (including, without limitation, the reporting to the CSRC after the completion of the offering) to the extent permitted by the applicable laws and regulations.

(vii) The Company shall use its best efforts to rectify or cure any non-compliance, and implement and maintain content control and other measures in continuing compliance with PRC laws and regulations concerning information dissemination on the Internet and user privacy protection.

5. Representations and Warranties of the Underwriters.

The Underwriters represent and agree that, unless it obtains the prior written consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses. Any such free writing prospectus consented to by the Underwriters is herein referred to as a “Permitted Free Writing Prospectus.” The Underwriters represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6. Consideration; Payment of Expenses.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the Securities purchased) of the following compensation with respect to the Securities which they are offering:

(i) an underwriting discount equal to six and half percent (6.5%) of the aggregate gross proceeds (inclusive the Over-allotment Option to purchase the Option Shares) raised in the Offering;

(ii) a non-accountable expense allowance of one percent (1%) of the gross proceeds of the Offering;

(iii) an accountable expense allowance of up to $220,000, including all reasonable fees and expenses of the underwriters’ outside legal counsel; any reasonable costs and expenses incurred in conducting background checks of the Company’s officers and directors by a background search firm acceptable to the Underwriters; and the costs associated with bound volumes and mementos in such quantities as the Underwriters may reasonably request. $95,000 has already been paid to the Underwriters as an advance against accountable expenses, provided however any unused portion of the accountable expense allowance shall be returned to the Company in accordance with FINRA Rule 5110(g)(4)(A); and

(iv) the Company shall grant to the Underwriters or their designated affiliates share purchase warrants (the “Underwriters’ Warrants”) covering a number of shares equal to five percent (5%) of the total number of Firm Shares , substantially in the form and content attached hereto as Annex V.

(b) In compliance with FINRA Rule 5110(e)(1), the Underwriters’ Warrants and the underlying securities will be locked up for 180 day beginning on the date of commencement of sales of the Offering and will expire five (5) years after the Effective Date. The Underwriters’ Warrants will be exercisable at a price equal to one hundred and fifteen percent (115%) of the public offering price of the underlying Ordinary Shares in connection with the Offering. The Underwriters’ Warrants shall not be redeemable. The Company will register the Ordinary Shares underlying the Underwriters’ Warrants under the Act and will file all necessary undertakings in connection therewith. The Underwriters’ Warrants and the underlying securities shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the Offering, except that they (or any portion thereof) may be transferred or assigned to any successor to the Underwriter, any officer, manager, member or partner of the Underwriter, as well as to any member participating in the Offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The Underwriters’ Warrants may be exercised at any time after the issuance of the Warrants as to all or a lesser number of the underlying Ordinary Shares, will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying Ordinary Share at the Company’s expense, an additional demand registration at the Underwriters’ Warrants holder’s expense, provided such demand registration rights will not be greater than five years from the date of the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(C), and unlimited “piggyback” registration rights for a period of five (5) years after the Effective Date at the Company’s expense. The Underwriters’ Warrants shall further provide for adjustment in the number and price of such warrants (and the Ordinary Share underlying such Warrants) in the event of recapitalization, merger or other structural transaction to prevent dilution.

(c) The Underwriters reserve the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriters’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(d) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the Offering, including the following:

(i) all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii) all fees and expenses in connection with filings with FINRA’s Public Offering System;

(iii) all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and the Offering;

(iv) all reasonable expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws;

(v) all fees and expenses in connection with listing the Securities on a national securities exchange;

(vi) all reasonable travel expenses of the Company’s officers, directors and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities;

(vii) all the road show expenses incurred by the Company;

(viii) any stock transfer taxes or other taxes incurred in connection with this Agreement or the Offering;

(ix) the cost and charges of any transfer agent or registrar for the Securities;

(e) It is understood, however, that except as provided in this Section 6, and Sections 8, 9 and 11(d) hereof, the Underwriters will pay all of their own costs and expenses. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay, less any advances previously paid which as of the date hereof is $95,000, representing an advance to be applied towards the accountable expenses allowance (the “Advances”), all documented out-of-pocket expenses of the Underwriters (including but not limited to fees and disbursements of Underwriters’ Counsel and reasonable and accountable travel) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and in any event, the aggregate amount of such expenses to be reimbursed by the Company shall not exceed $220,000, including the Advances. To the extent that the Underwriters’ out-of-pocket expenses are less than the Advances, the Underwriters will return to the Company that portion of the Advances not offset by actual expenses.

The Company hereby agrees to issue and sell to the Underwriters the Option Shares, and the Underwriters shall have the option to purchase, severally and not jointly, in whole or in part, the Option Shares from the Company (the “Over-Allotment Option”), in each case, at a price per share equal to the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares (the “Over-Allotment Option Purchase Price”). The parties agree that the Underwriters may only exercise the Over-Allotment Option for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise the Over-Allotment Option at any time in whole, or from time to time in part, on or before the forty-fifth (45th) day after effective date of the Registration Statement, by giving written notice to the Company (the “Over-Allotment Exercise Notice”). Each exercise date must be at least one (1) business day after the written notice is given and may not be earlier than the Closing Date nor later than ten (10) business days after the date of such notice. On each day, if any, that the Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of the Option Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of the Option Shares to be purchased on such Additional Closing Date as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of the Firm Shares. The Underwriters may cancel any exercise of the Over-Allotment Option at any time prior to the Closing Date or the applicable Additional Closing Date, as the case may be, by giving written notice of such cancellation to the Company. The Over-Allotment Exercise Notice shall set forth: (i) the aggregate number of Option Shares as to which the Over-Allotment Option is being exercised; (ii) the Over-Allotment Option Purchase Price; (iii) the names and denominations in which the Option Shares are to be registered; and (iii) the applicable Additional Closing Date. Payment for the Option Shares (the “Option Shares Payment”) shall be made, against delivery of the Option Shares to be purchased, by wire transfer in immediately available funds to the account(s) specified by the Company to the Underwriters at least two (2) business day in advance of such payment at the office of VCL Law LLP at [●], Eastern Time, on [●], or at such other place on the same or such other date and time, as shall be designated in writing by the Underwriters (an “Additional Closing Date”). Delivery of the Firm Shares shall be made through the facilities of The Depository Trust Company (“DTC”), unless the Underwriters shall otherwise instruct.

7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters’ Counsel pursuant to this Section 7 of any misstatement or omission, (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions. For purposes of this Section 7, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Shares.

(a) The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., Eastern time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriters. If the Company shall have elected to rely upon Rule 430A under the Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms thereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; all requests of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b) The Underwriters shall not have reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriters’ reasonable opinion, is material, or omits to state a fact which, in the Underwriters’ reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) The Underwriters shall have received from (i) Harney Westwood & Riegels, Cayman Islands counsel to the Company, a legal opinion, dated as of the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters and Underwriters’ counsel; (ii) Ortoli Rosenstadt LLP, U.S. legal counsel for the Company, a legal opinion and a negative assurance letter, dated as of the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters and Underwriters’ counsel, and (iii) Beijing Docvit Law Firm, PRC legal counsel to the Company, a legal opinion, dated as of the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters and Underwriters’ counsel. A copy of such opinions and letters shall have been provided to the Underwriters with consent from such counsel.

(d) The Underwriters shall have received certificates of each of the Chief Executive Officer and Chief Financial Officer of the Company (the “Officers’ Certificate”), substantially in the form attached hereto as Annex I and, dated as of the Closing Date, to the effect that: (i) the conditions set forth in subsection (a) of this Section 7 have been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are accurate, (iii) as of the Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) except as disclosed in the Registration Statement or the Prospectus, the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Regulations which are not so included, and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

(e) At each of the Closing Date, the Underwriters shall have received a certificate of the Company signed by the Secretary of the Company (the “Secretary’s Certificate”), substantially in the form attached hereto as Annex II and dated the Closing Date, certifying: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) the good standing of the Company; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f) On the date of this Agreement and on the Closing Date, the Underwriters shall have received “comfort” letters from Friedman LLP and Marcum Asia CPAs LLP (the “Auditor Comfort Letter”) as of each such date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and all applicable Regulations, and stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter.

(g) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Underwriters, a certificate on behalf of the Company, dated the respective dates of delivery thereof and addressed to the Underwriters, of its Chief Financial Officer with respect to certain financial date contained in the Registration Statement and Prospectus (the “CFO Certificate”), providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters, substantially in the form attached hereto as Annex III.

(h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Securities or Offering as contemplated hereby.

(i) The Underwriters shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Annex IV.

(j) The Shares are registered under the Exchange Act and, as of the Closing Date, the Shares shall be listed and admitted and authorized for trading on the Nasdaq and satisfactory evidence of such action shall have been provided to the Underwriters. The Company shall have taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Shares under the Exchange Act or delisting or suspending the Shares from trading on the Nasdaq, nor will the Company have received any information suggesting that the Commission or the Nasdaq is contemplating terminating such registration or listing. The Firm Shares shall be DTC eligible.

(k) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(m) The Underwriters shall have received on and as of the Closing Date satisfactory evidence of the good standing (or the applicable equivalent) of the Company and its Controlled Entities in their respective jurisdictions of organizations in writing from the appropriate governmental authorities of such jurisdictions, or for any such jurisdictions in which evidence of good standing may not be obtained from appropriate governmental authorities, in the form of an opinion of counsel licensed in the applicable jurisdiction.

(n) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or documents as they may have reasonably requested.

8. Indemnification.

(a) The Company agrees to indemnify and hold harmless (to the fullest extent permitted by applicable law) the Underwriters and each Person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any amendment or supplement to any of them or (B) any Issuer Free Writing Prospectus or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigations or defending against such losses, liabilities, claims, damages or expenses (or actions in respect thereof) or (C) any of the CSRC Filings relating to or in connection with the offering, or any amendments or supplements thereto, (in each case, whether or not approved by the Underwriters or any of them); or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any such amendment or supplement to any of them, or any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with the Underwriters’ Information.

(b) The Underwriters agree to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Underwriters), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any amendment or supplement to any of them or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such losses, liabilities, claims, damages or expenses (or actions in respect thereof), in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Underwriters’ Information.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof ). In case any such claim or action is brought against any indemnified party, and it so notifies an indemnifying party thereof, the indemnifying party will be entitled to participate at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action; (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of the claim or the commencement of the action; (iii) the indemnifying party does not diligently defend the action after assumption of the defense; or (iv) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party, or any of them, in conducting the defense of any such action or there may be legal defenses available to it or them which are different from or additional to those available to any of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties and shall be paid as incurred. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) of the indemnified party or parties unless such separate representations are required under applicable ethics rules that govern the representations of the indemnified party or parties by such legal counsel. In the case of any separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of more than one separate firm (in addition to any local counsel) for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (v) such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (B) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (vi) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d) Concurrently with the execution and delivery of this Agreement, the Company will set up an escrow account with a third-party escrow agent approved by the Underwriters in the United States and will fund such account at Closing with US$500,000 from the proceeds of this offering that may be utilized by the Underwriters, subject to the terms of the escrow agreement to be entered into with the escrow agent, to fund any indemnification claims of the Underwriters or other indemnified persons pursuant to Section 8 arising during the ninety (90) day period following the commencement of sales of this Offering. The escrow account will be interest bearing, and the Company may, with prior written notice to the Underwriters, invest the assets in low risk investments such as bonds, mutual funds and money market funds. All funds that are not subject to an indemnification claim will be returned to the Company after the applicable period expires. The Company will pay the reasonable fees and expenses of the escrow agent.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company), as incurred, to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering and sale of the Securities or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (i) the total proceeds from the Offering (net of underwriting discount and commission but before deducting expenses) received by the Company bears to (ii) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9: (iii) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts applicable to the Securities underwritten by it and distributed to the public and (iv) no Person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act). For purposes of this Section 9, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (iii) and (iv) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. As used herein, a “Person” refers to an individual or entity.

10. Survival of Representations and Agreements. All representations, warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including, without limitation, the agreements contained in Sections 6, 14 and 15, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling Person thereof or by or on behalf of the Company, any of its officers or directors or any controlling Person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The representations and warranties contained in Section 2 and the covenants and agreements contained in Sections 4, 6, 8, 9, 14 and 15 shall survive any termination of this Agreement, including termination pursuant to Sections 11. For the avoidance of doubt, in the event of termination the Underwriters will receive only out-of-pocket accountable expenses actually incurred subject to the limit in Section 11(d) below, in compliance with FINRA Rules5110(g)(5)(A), 5110(g)(5)(B)(i) and 5110(g)(5)(B)(ii).

11. Effective Date of Agreement; Termination; Defaulting Underwriters.

(a) This Agreement shall become effective upon the later of: (i) receipt by the Underwriters and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 12 and of Sections 1, 4, 6, 8, 9, 14 and 15 shall remain in full force and effect at all times after the execution hereof to the extent they are in compliance with FINRA Rule 5110(g)(5).

(b) The Underwriters shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Underwriters will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange or the NASDAQ Stock Market has been suspended or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on the NYSE Euronext or the NASDAQ Stock Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (iv) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriters, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 11 shall be in writing and delivered in accordance with Section 12.

(d) If, on the Closing Date or any Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth (10%) of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that, in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11(d) by an amount in excess of one-ninth (1/9) of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth (10%) of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Firm Shares are not made within thirty six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Final Prospectus or in any other documents or arrangements may be effected. If, on an Additional Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth (10%) of the aggregate number of Option Shares to be purchased on such Additional Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Additional Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

(e) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 11(b) hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for only those documented out-of-pocket expenses (including the reasonable fees and expenses of their counsel), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110 less any amounts previously paid by the Company); provided, however, that all such expenses, including the costs and expenses set forth in Section 6(d) which were actually paid, shall not exceed $220,000 accountable expenses actually incurred in the aggregate, including any advances.

12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Underwriters, shall be mailed, delivered, or emailed, to:

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor

New York, NY 10022

Email: [●]

Attention: Lei Huang

Kingswood Capital Partners, LLC

Tower 56, 126 East 56th Street, Suite 22S

New York, NY 10022

Email: [●]

Attention: Tony Tian

with a copy to Underwriters’ Counsel at:

VCL Law LLP

1945 Old Gallows Rd., Suite 630

Vienna, VA 22182

Email: [●]

Attention: Fang Liu, Partner

(b) if sent to the Company, shall be mailed, delivered, or emailed, to the Company with a copy to its counsel, at the addresses set forth in the Registration Statement.

13. Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and such Persons and their respective successors and assigns, and not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from the Underwriter.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof. Each of the parties hereto hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the New York Courts, and irrevocably waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc. as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of three years from the date of this Agreement.

15. Entire Agreement. This Agreement, together with the schedules and annexes attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein. This Agreement supersedes any prior agreements or understandings among or between the parties hereto.

16. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

18. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver may be sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal suit, action or proceeding arising out of or relating to this Agreement, the Registration Statement, the General Disclosure Package, the Prospectus, the offering of the Shares or the transactions contemplated hereby

19. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Company’s Securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which any of the major U.S. stock exchanges are not open for business.

[Signature Page Follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

ESHALLGO INC.

By:
Name:
Title:

Accepted by the Underwriters as of the date first written above

US Tiger Securities, Inc.		Kingswood Capital Partners, LLC

By:		By:
	Name:		Name:
	Title:		Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Closing Securities	Closing Securities if the Maximum Over-Allotment Option is Exercised	Closing Purchase Price
US Tiger Securities, Inc.
Kingswood Capital Partners, LLC
Total

SCHEDULE B

Lock-Up Parties

Name
Zhidan Mao
Qiwei Miao
Xiaohui wu
Kendrick Bryce Toussaint
Weibo Weng
Weimin Xu
Kewa Luo
JUNZHANG DIGTAL LIMITED
MAGIC IDEAL LIMitED

Annex I

ESHALLGO INC.

OFFICERS’ CERTIFICATE

[●], 2024

The undersigned, [●], Chief Executive Officer, and [●], Chief Financial Officer, of Eshallgo Inc., a Cayman Islands exempted company (the “Company”), pursuant to Section 7(d) of the Underwriting Agreement, dated as of [●], 2024 by and among the Company, US Tiger Securities Inc., and Kingswood Capital Partners, LLC (the “Underwriting Agreement”), do hereby certify, each in his or her capacity as an officer of the Company, and not individually and without personal liability, on behalf of the Company, as follows:

1.	Such officer has carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in his or her opinion, the Registration Statement and each amendment thereto, as of [●] p.m. ET, [●], 2024 (the “Applicable Time”) and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.	Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, or the Prospectus, there has not been any Material Adverse Changes or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

3.	To the best of his or her knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement at or prior to the Closing Date.

4.	To the best of his or her knowledge after reasonable investigation, as of the Closing Date, the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

5.	There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Regulations which are not so included.

6.	No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of his knowledge, is contemplated by the Commission or any state or regulatory body.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement. This certificate may be executed in one or more counterparts, all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, I have, on behalf of the Company, signed this certificate as of the date first written above.

Name: [●]
Title: Chief Executive Officer

Name: [●]
Title: Chief Financial Officer

[Signature Page of Officers’ Certificate]

Annex II

ESHALLGO INC.

SECRETARY’S CERTIFICATE

[●], 2024

The undersigned, [●], hereby certifies that he/she is the duly elected, qualified, and acting Secretary of Eshallgo Inc., a Cayman Islands exempted company (the “Company”), and that as such he/she is authorized to execute and deliver this certificate in the name and on behalf of the Company. Pursuant to Section 7(e) of the Underwriting Agreement, dated as of [●], 2024, by and among the Company, US Tiger Securities Inc., and Kingswood Capital Partners, LLC (the “Underwriting Agreement”), the undersigned further certifies in his/her capacity as Secretary of the Company and without personal liability, on behalf of the Company, the items set forth below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

1.	Attached hereto as Exhibit A are true and complete copies of the resolutions adopted by the Board of Directors of the Company (the “Board”) either at a meeting or meetings properly held or by the unanimous written consent of each member of the Company's Board and any committee of or designated by the Company’s Board relating to the public offering contemplated by the Underwriting Agreement: all of such resolutions were duly adopted, have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Board or by any committee of or designated by the Board relating to the public offering contemplated by the Underwriting Agreement.

2.	Attached hereto as Exhibit B is a true, correct, and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto. No action has been taken to further amend, modify, or repeal such charter documents, which remain in full force and effect in the attached form as of the date hereof. No action has been taken by the Company, its shareholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company prior to the consummation of the transactions contemplated by the Underwriting Agreement.

3.	Attached hereto as Exhibit C is a true, correct, and complete copy of the memorandum and articles of association of the Company and any and all amendments thereto. No action has been taken to further amend, modify, or repeal such memorandum and articles of association, which remain in full force and effect in the attached form as of the date hereof.

4.	Attached hereto as Exhibit D is a true and complete copy of a Certificate of Good Standing, dated [●], 2024, by the Registrar of Companies in the Cayman Islands, relating to the Company.

5.	Each person listed below has been duly elected or appointed to the positions indicated opposite its name and is duly authorized to sign the Underwriting Agreement and each of the documents in connection therewith on behalf of the Company, and the signature appearing opposite such person's name below is its genuine signature.

Name	Position	Signature

[●]	Chief Executive Officer	______________________

[●]	Chief Financial Officer	______________________

This certificate may be executed in one or more counterparts, all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

Name: [●]
Title: Secretary

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Annex III

ESHALLGO INC.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[●], 2024

The undersigned, [●], hereby certifies that he is the duly elected, qualified, and acting Chief Financial Officer, of Eshallgo Inc., a Cayman Islands exempted company (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company. Pursuant to Section 7(g) of the Underwriting Agreement, dated as of [●], 2024 by and among the Company, US Tiger Securities, Inc., and Kingswood Capital Partners, LLC (the “Underwriting Agreement”), the undersigned further certifies, solely in the capacity as an officer of the Company for and on behalf of the Company as set forth below.

1.	I am the Chief Financial Officer of the Company and have been duly appointed to such position as of the date hereof.

2.	I am providing this certificate in connection with the offering of the securities described in the Registration Statement and the Prospectus.

3.	I am familiar with the accounting, operations, records systems and internal controls of the Company and have participated in the preparation of the Registration Statement and the Prospectus.

4.	The Company’s Financial Statements present fairly, in all material respects, the financial condition of the Company and its Controlled Entities and their results of operations for the periods presented in the Registration Statement and the Prospectus.

5.	I have reviewed the disclosure in the Registration Statement and the Prospectus, the financial and operating information and data identified and circled by VCL Law LLP in the Registration Statement and the Prospectus dated [●], 2024 attached hereto as Exhibit A, and to the best of my knowledge such information is correct, complete and accurate in all material respects.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

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IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

Eshallgo Inc.

By:
Name:	[●]
Title:	Chief Financial Officer

[Signature Page of CFO’s Certificate]

Annex IV

Lock-Up Agreement

[●], 2023

US Tiger Securities, Inc.

437 Madison Ave., 27th Floor

New York, NY 10022

Ladies and Gentlemen:

The undersigned understands US Tiger Securities, Inc. and Kingswood Capital Partners, LLC (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Eshallgo Inc., a Cayman Islands exempted company (the “Company”), providing for the initial public offering in the United States (the “Initial Public Offering”) of a certain number of Ordinary Shares, par value $0.0001 per share (the “Securities”). For purposes of this letter agreement, “Shares” shall mean shares of the Company’s Ordinary Shares.

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending one hundred and eighty (180) from the date of commencement of sales of this Offering (the “Lock-Up Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for or represent the right to receive Shares, whether now owned or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”); (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Shares or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares; or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Underwriters in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Initial Public Offering; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution or other not-for-profit organization; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) a sale or surrender to the Company of any options or Shares of the Company underlying options in order to pay the exercise price or taxes associated with the exercise of options or (f) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Underwriter a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement (for the avoidance of doubt, excluding any transaction or other action in connection with a Permitted Transfer) during the period from the date hereof to and including the 15 days following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned agrees that (i) the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Initial Public Offering, (ii) at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Underwriters will notify the Company of the impending release or waiver. Any release or waiver granted by the Underwriters hereunder to any such officer or director shall only be effective two (2) business days after the publication date of a press release by the Company for such release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by a lock-up agreement substantially in the form of this lock-up agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this lock-up agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Underwriters, successors and assigns.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this lock-up agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

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Very truly yours,

By:
Name:
Address:

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